Exhibit 10.24

Loan Facility Agreement

CBD Energy Limited

ACN 010 966 793

Wind Farm Financing Pty Limited

ACN 165 836 760

Contents

Clause

Number Heading	Page

Recital	4

Operative provisions	4

1 Definitions and Interpretation	4

1.1 Definitions	4

1.2 Interpretation	8

1.3 Document or agreement	9

2 Condition precedent	9

3 Facility & purpose	9

3.1 Facility	9

3.2 Purpose	10

3.3 Drawdowns	10

4 Interest on the Principal Outstanding and fees	10

4.1 Interest	10

4.2 Fees	10

5 Repayment	10

5.1 Repayment Date	10

5.2 Voluntary prepayment	10

5.3 Miscellaneous	11

6 Payments under the Facility	11

6.1 Manner	11

6.2 Payment to be made on Business Day	11

6.3 Appropriation where insufficient moneys available	11

7 Representations and Warranties	11

7.1 Representations and warranties	11

7.2 Repetition and reliance	12

8 Undertakings	12

9 Events of Default	13

9.1 Events of Default	13

9.2 Consequences	14

10 Indemnities	14

11 Expenses	14

12 Stamp Duties and GST	14

12.1 Stamp duties	14

12.2 GST	15

13 Set-Off	15

14 Waivers, Remedies Cumulative	15

15 Severability of Provisions	15

16 Survival of Obligations	15

17 Moratorium Legislation	16

18 Assignments	16

18.1 Assignment by Borrower	16

18.2 Assignment by Lender	16

19 Notices	16

20 Governing Law and Jurisdiction	17

21 Counterparts	17

22 Confidential information	17

Date	13 March 2014

Parties

Name	CBD Energy Limited ACN 010 966 793 (Borrower)

Name	Wind Farm Financing Pty Limited ACN 165 836 760 (Lender)

Recital

The Borrower has requested the Lender provide the Borrower with the Facility under which a cash advance of an aggregate amount equal to the Commitment may be made available for the purpose set out in clause 3.2.

Operative provisions

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply unless the context requires otherwise:

A$ or Dollar means the lawful currency of the Commonwealth of Australia.

Advance means the advance made or to be made under clause 3 of this Agreement.

Authorisation means any consent, approval, authorisation, certificate, consent, exemption, filing, licence, permit, notarisation, notice, registration or waiver, however described, and any renewal of or variation to any of them, and includes any requirement of any Government Agency having jurisdiction in connection with the activities contemplated by a Finance Document.

Authorised Officer means, for a party, a director, administrator, receiver, receiver & manager, liquidator or secretary of a party or any employee of that party whose title includes the word “Manager”, “President”, or “Director”, and includes a person acting in any of those capacities or any other person nominated by that party by notice to the other parties to be an Authorised Officer.

Beneficiary has the meaning given to that term in the Security Trust Deed.

Business Day means a weekday on which banks are open in Sydney.

Commitment means A$2,000,000.

Controller has the same meaning given to that term in the Corporations Act.

Convertible Note Facility Agreement means the Convertible Note Facility Agreement dated 30 May 2012 originally between, among others, the Borrower and Partners For Growth III, L.P, as amended from time to time and most recently pursuant to the Global Amending Deed.

Corporations Act means the Corporations Act 2001 (Cth).

Drawdown Date means the date on which an Advance is or is to be provided under this Agreement.

Event of Default means any of the events specified in clause 8.

External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person (however described) holding or appointed to an analogous office or acting in an analogous capacity.

Facility means the secured facility provided by the Lender to the Borrower by way of the Advances.

Finance Documents means:

(a)	this Agreement;

(b)	any other document agreed by the Lender and the Borrower to be a Finance Document for the purposes of this Agreement.

Financial Indebtedness means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in connection with any:

(a)	bank bill, debenture, bond, note or loan stock or other similar instrument;

(b)	acceptance or documentary credit;

(c)	receivable sold or discounted (otherwise than on a non-recourse basis);

(d)	agreement for the deferral of a purchase price or other payment in relation to the acquisition of any asset or service;

(e)	finance, capital or operating lease, hire purchase, credit sale or conditional sale agreement;

(f)	agreement for the payment of capital or premium on the redemption of any preference shares;

(g)	any guarantee, suretyship, letter of credit, letter of comfort or any other obligation to provide funds for the payment or discharge of, to indemnify any person against the consequences of default in the payment of or to be responsible for, any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person;

(h)	obligation to deliver goods or provide services paid for in advance by a financier; or

(i)	other amount raised under any other transaction having the commercial effect of a borrowing,

irrespective whether the debt or liability, is present or future, actual, prospective, contingent, is at any time ascertained or unascertained or is owed or incurred alone or severally or jointly or both with any other person.

Government Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

GST means any goods and services or similar tax, together with any related interest, penalties, fines or other charge.

Insolvency Event means, in respect of a person:

(a)	an order is made, or the person passes a resolution or takes any other steps, for its winding up;

(b)	an application is made for its winding up and, if the application is capable of being set aside is not set aside within 30 days of being made;

(c)	any of the following occurs:

(i)	an External Administrator is appointed or any steps are taken to appoint an External Administrator; or

(ii)	a resolution is passed to appoint an External Administrator,

to the person or any asset of the person;

(d)	a Security Interest is enforced, or becomes capable of being enforced against an asset of the person;

(e)	a distress, execution, attachment or other process is levied, issued against or enforced upon an asset of the person;

(f)	the person:

(i)	suspends payment of its debts generally;

(ii)	is unable, or states that it is unable, to pay its debt when they fall due;

(iii)	takes any action seeking protection from creditors or bankruptcy; or

(iv)	is presumed by law to be insolvent;

(g)	the person enters into or takes any step to enter into any compromise or arrangement with, or assignment for the benefit of, any of its members or creditors;

(h)	the person implements a merger, demerger or scheme of arrangement with any person;

(i)	if a registered corporation under the Corporations Act, the person is deregistered, or any steps are taken to deregister the person under the Corporations Act unless the Borrower satisfies the Lender that such steps are frivolous or vexatious;

(j)	any analogous event, circumstance, matter or thing,

unless, in the case of paragraphs (a), (b), (c), d, (g), (h) or (i) it occurs as part of a solvent reconstruction with the prior written approval of the Lender.

Money Owing means the aggregate of the Principal Outstanding and all other debts and monetary liabilities of the Borrower, under or in connection with the Finance Documents, in any capacity and irrespective of whether the debts or liabilities are present or future, are actual, prospective or contingent or are at any time ascertained or unascertained.

Permitted Financial Indebtedness means:

(a)	Financial Indebtedness owed under the Finance Documents;

(b)	Financial Indebtedness owed to a Beneficiary under a Transaction Document;

(c)	Financial Indebtedness permitted under a Transaction Document; and

(d)	any Financial Indebtedness incurred with the prior written approval of the Lender.

Permitted Security Interest means:

(a)	any Security Interest contained in any Transaction Document;

(b)	a Security Interest permitted under a Transaction Document;

(c)	any Security Interest otherwise permitted by the Lender in writing.

(d)

PPS Act means the Personal Property Securities Act 2009 (Cth).

PPS Law means:

(a)	the PPS Act;

(b)	any regulations made at any time under the PPS Act;

(c)	any provision of the PPS Act or regulations referred to in paragraph (b);

(d)	any amendment to any of the above, made at any time; or

(e)	any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in paragraphs a. to d. above.

Prepayment Date has the meaning given to that term in clause 5.2.

Principal Outstanding means the total principal amount of all outstanding Advances.

Related Body Corporate has the meaning given to that term under the Corporations Act.

Repayment Date means the earlier to occur of:

(a)	the date of receipt of funds from any equity fundraising; and

(b)	15 May 2014,

or such later date agreed between the Lender and the Borrower.

Security has the meaning given to that term in section 761A of the Corporations Act and includes a unit or other interest in a trust, partnership or joint venture.

Security Trust Deed means the Security Trust Deed dated 31 May 2012 originally between, among others, the Borrower and Partners For Growth III, L.P..

Security Interest means:

(a)	a security interest under the PPS Law, a mortgage, pledge, lien, charge (fixed or floating), caveat, assignment by way of security, hypothecation, title retention arrangement, preferential right, trust arrangement or other arrangement (including any set-off, sale and repurchase agreement or flawed-asset arrangement) having the same or equivalent commercial effect as a grant of security; or

(b)	an agreement to create or give any arrangement referred to in paragraph (a) of this definition.

Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount.

Transaction Document has the meaning given to the term “Finance Document” in the Security Trust Deed.

1.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise:

(a)	The singular includes the plural, and the converse also applies.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

(f)	A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(h)	A reference to writing includes email, a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	The meaning of terms is not limited by specific examples introduced by includes, including, or for example, or similar expressions.

(k)	A reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

(l)	An Event of Default subsists until it has been waived in writing by the Lender.

(m)	All references to time are to Sydney, New South Wales time.

(n)	A reference to a term used in the defined term “Permitted Security Interest” and defined in the PPS Law has the same meaning it has in the PPS Law.

1.3	Document or agreement

(a)	A reference to:

(i)	an agreement includes a Security Interest, guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

(ii)	a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

(b)	A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

2	Condition precedent

The Lender is not obliged to fund the first Advance unless it has received the following documents and information (in form and substance satisfactory to the Lender):

(a)	(Finance Documents) an original of this agreement duly executed by all parties (other than the Lender) and:

(i)	where applicable duly stamped or, if not duly stamped, evidence satisfactory to the Lender that they will be duly stamped; and

(ii)	if required to be registered, in registrable form together with all executed documents necessary to register them;

(b)	(recognition as a New Finance Document) evidence that this agreement has been recognised as a “New Finance Document” under and in accordance with the terms of the Security Trust Deed;

(c)	(consent) evidence that:

(i)	the Noteholders (as that term is defined under the Convertible Note Facility Agreement) have consented to the Borrower’s entry into this agreement; and

(ii)	the relevant Beneficiaries have consented to the recognition of this agreement as a “New Finance Document” under the Security Trust Deed;

(d)	(establishment fee) payment to the Lender of the fee referred to in clause 4.2; and

(e)	(drawdown notice) a notice referred to in and in accordance with clause 3.3.

3	Facility & purpose

3.1	Facility

Subject to this Agreement the Lender makes available a short term secured loan facility in an aggregate amount equal to the Commitment to the Borrower.

3.2	Purpose

The Borrower must apply the proceeds of all Advances towards the working capital requirements of the Borrower.

3.3	Drawdowns

(a)	The Borrower must provide written notice to the Lender requesting an Advance no later than two Business Days (or such other period agreed to by the Lender) prior to the Business Day on which the Advance will be required to be made available.

(b)	The first drawdown will be for $1,000,000 on execution of this agreement.

(c)	The Lender will only Advance funds under the drawdown request in clause 3.3(a) if the Lender is satisfied, in its sole discretion, that the Borrower is advancing towards an equity fundraising.

(d)	On the last day of the Availability Period the undrawn portion of the Commitment will be automatically cancelled. The Borrower will not have any claim against the Lender because of any cancellation.

4	Interest on the Principal Outstanding and fees

4.1	Interest

(a)	If any Money Owning remains outstanding after the Repayment Date, interest accrues from day to day up to the date of actual payment on the Money Owing at the rate of 15% per annum.

(b)	Interest on the Facility is calculated on a daily basis on a year of 365 days.

(c)	Interest is payable in arrears on the last day of each month.

4.2	Fees

The Borrower must pay to the Lender a fee of 5% of drawn funds on the Repayment Date.

5	Repayment

5.1	Repayment Date

The Borrower must repay the Money Owing on or prior to the Repayment Date.

5.2	Voluntary prepayment

(a)	The Borrower may prepay all or any part of the Principal Outstanding, provided that the Lender has received at least 10 Business Days' prior notice from the Borrower specifying the proposed date (Prepayment Date) and amount of the prepayment.

(b)	The Borrower must prepay the Principal Outstanding on the Prepayment Date together with all unpaid interest accrued to the Prepayment Date in respect of that prepaid amount and all other amounts owing under clause 10.

(c)	A notice given under clause 5.2(a) may not be withdrawn or revoked.

5.3	Miscellaneous

The Commitment is reduced and cancelled by any amount of Principal Outstanding prepaid or repaid under this clause 5 and accordingly an amount prepaid or repaid under may not be redrawn.

6	Payments under the Facility

6.1	Manner

The Borrower must make all payments under the Facility to the Lender in Dollars and in cleared funds and without set-off, counterclaim or other deduction.

6.2	Payment to be made on Business Day

If any payment is due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

6.3	Appropriation where insufficient moneys available

The Lender may appropriate amounts it receives among amounts due as it sees fit. This will override any appropriation made by the Borrower.

7	Representations and Warranties

7.1	Representations and warranties

The Borrower represents and warrants to the Lender that:

(a)	Status: it is a corporation validly existing under the laws of the place of its incorporation specified in this Agreement.

(b)	Power: it has the power to enter into and perform its obligations under each Finance Document, to carry out the transactions contemplated by the Finance Documents and to carry on its business as now conducted or contemplated.

(c)	Corporate authorisations: it has taken all necessary corporate action to authorise the entry into and performance of each Finance Document and to carry out the transactions contemplated by the Finance Documents.

(d)	Documents binding: each Finance Document is a valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration and subject to equitable principles.

(e)	No Security Interests: no Security Interest subsists over any of its assets other than a Permitted Security Interest.

(f)	Solvency: it is solvent and able to pay all its debts as and when they become due and payable.

(g)	No contravention: its execution of, exercise of rights, or performance of obligations under, the Finance Documents will not:

(i)	contravene any law to which it or its property is subject or any order of any Government Agency binding on it or any of its property;

(ii)	contravene its constitutional documents or any Authorisation applicable to it or require any such Authorisation to be obtained;

(iii)	contravene any undertaking or instrument binding on it or any of its property.

(h)	No failure to disclose: it has fully disclosed in writing to the Lender all information (and provided copies of all relevant documents) material to:

(i)	the Finance Documents

(ii)	its business, operation, property, assets, condition (financial or otherwise) or prospects;

(iii)	in its reasonable opinion, the Lender’s assessment of the nature and amount of risk undertaken by the Lender in connection with the Finance Documents; and

(iv)	in its reasonable opinion, the Lender’s interests, rights and benefits (present and future) under the Finance Documents,

and all such information and documents provided remain true, accurate and complete in all respects.

7.2	Repetition and reliance

(a)	The representations and warranties given under this Agreement:

(i)	survive the execution of each Finance Document; and

(ii)	are repeated by the Borrower on each day which any Money Owing remains outstanding with reference to the facts and circumstances subsisting at that date.

(b)	The Borrower acknowledges that the Lender has entered into each Finance Document and agreed to provide the Facility in reliance on the representations and warranties provided under this Agreement.

8	Undertakings

(a)	Authorisations: The Borrower must obtain and maintain in full force and effect all Authorisations and filings required under any law:

(i)	for the conduct or otherwise in connection with its business and its property;

(ii)	to enable it to perform its obligations under each Finance Document to which it is expressed to be a party; and

(iii)	for the validity, enforceability or admissibility in evidence of each such Finance Document.

(b)	maintenance of status and Authorisation: The Borrower must:

(i)	do all things necessary to maintain its corporate existence; and

(ii)	comply with all laws (including all applicable Authorisations).

(c)	change of business: The Borrower must not:

(i)	cease all or any material part of its business;

(ii)	carry on any business or other activity, other than the business carried on as at the date of this agreement and any activity which is complementary to that business.

(d)	constitutional documents: The Borrower must not agree to any amendment of its constitutional documents.

(e)	negative pledge: The Borrower must not create or agree to create or permit to subsist any Security Interest over any part of its assets, other than a Permitted Security Interest.

9	Events of Default

9.1	Events of Default

Each of the following is an Event of Default (whether or not it is in the control of the Borrower):

(a)	Obligations under the Finance Documents: the Borrower fails:

(i)	to pay an amount due and owing by it under the Finance Documents when due; or

(ii)	to comply with any of its other obligations under a Finance Document and, if capable of being remedied, it continues unremedied for 10 Business Days after the earlier of:

(A)	receipt by the Borrower of a notice from the Lender identifying the failure to comply; or

(B)	the Borrower becoming aware of the failure to comply;

(b)	misrepresentation: a statement, representation or warranty made by or on behalf of the Borrower in a Finance Document, or in a document provided in connection with a Finance Document, is incorrect or misleading when made or repeated

(c)	misleading conduct: the Borrower engages in misleading or deceptive conduct in connection with information it provides to the Lender under or in connection with the Finance Documents;

(d)	Insolvency Event: an Insolvency Event occurs in relation to the Borrower;

(e)	Cross default: all or any part of the Borrower's other indebtedness, whether secured or unsecured, is not paid when due or is declared (or capable of being declared) to be due and payable prior to their scheduled maturity date.

9.2	Consequences

In addition to any other rights provided by law, for so long as an Event of Default has occurred and is subsisting the Lender may do all or any of the following in relation to the Facility:

(a)	by notice to the Borrower declare all sums actually or contingently owing under the Facility immediately due and payable; and

(b)	by notice to the Borrower cancel the Commitment.

10	Indemnities

The Borrower indemnifies the Lender against any loss, cost, liability or expense (including reasonable legal costs on a full indemnity basis) (otherwise than by reason of the Lender’s fraud, negligence or wilful misconduct) which the Lender (or any officer or employee of the Lender on behalf of the Lender) incurs as a result of or in connection with:

(a)	any Event of Default or breach of any Finance Document;

(b)	any exercise or attempted exercise of any right, power or remedy under any Finance Document or any failure to exercise any right, power or remedy;

(c)	the Advance not being provided for any reason (including failure to fulfil a condition precedent but excluding default by the Lender);

(d)	the Lender acting in connection with the Finance Documents in good faith on instructions purporting to originate from the offices of the Borrower or to be given by an Authorised Officer of the Borrower.

11	Expenses

The Borrower shall reimburse the Lender on a full indemnity basis for all costs and expenses in relation to:

(a)	the Finance Documents and the transactions contemplated in it; and

(b)	the actual or contemplated enforcement of, or actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under, the Finance Documents,

including in each case reasonable legal and other professional advisors' costs and expenses.

12	Stamp Duties and GST

12.1	Stamp duties

(a)	The Borrower shall pay or reimburse the Lender for all stamp, transaction, registration and similar Taxes (including fines and penalties) on or in relation to the execution, delivery, performance or enforcement of the Finance Documents or any payment, receipt or other transaction contemplated by the Finance Documents.

(b)	The Borrower shall indemnify the Lender against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the relevant Lender to pay any Tax after having been put in funds (with all necessary documents) at least 5 Business Days before the due date for lodgement.

12.2	GST

(a)	All payments to be made by the Borrower under or in connection with the Finance Documents have been calculated without regard to GST.

(b)	If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when the Borrower makes the payment:

(i)	it must pay to the Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10%); and

(ii)	the Lender will promptly provide to the Borrower a tax invoice complying with the relevant GST legislation.

(c)	Where under this Agreement the Borrower is required to reimburse or indemnify for an amount, the Borrower will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the Lender determines that it is entitled to claim in respect of that amount.

13	Set-Off

The Lender may apply any credit balance in any currency (whether or not matured) in any account of the Borrower with the Lender towards satisfaction of any sum then due and payable by the Borrower to the Lender under or in relation to the Finance Documents.

14	Waivers, Remedies Cumulative

(a)	No failure to exercise and no delay in exercising any right, power or remedy under a Finance Document operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Lender in the Finance Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

15	Severability of Provisions

Any provision of a Finance Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of a Finance Document nor affect the validity or enforceability of that provision in any other jurisdiction.

16	Survival of Obligations

Each indemnity, reimbursement or similar obligation in a Finance Document:

(a)	is a continuing, separate and independent obligation;

(b)	is payable on demand; and

(c)	survives termination or discharge of the Finance Documents and repayment of the Principal Outstanding.

17	Moratorium Legislation

To the extent permitted by law, a provision of a law is excluded if it does or may, directly or indirectly:

(a)	lessen or vary in any other way a party's obligations under a Finance Document; or

(b)	delay, curtail or prevent or adversely affect in any other way the exercise by the Lender of any of its rights, remedies or powers under a Finance Document.

18	Assignments

18.1	Assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

18.2	Assignment by Lender

The Lender may assign or transfer any of its rights or obligations under this Agreement at any time.

19	Notices

All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement:

(a)	must be in writing signed by an Authorised Officer of the sender; and

(b)	will be taken to be given or made when delivered, received or left at the address or fax number of the recipient shown or to any other address or fax number which the recipient may have notified to the sender:

(i)	in the case of the Borrower, as follows:

(A)	Address: Suite 2, Level 2, 53 Cross Street, Double Bay NSW 2028

(B)	Facsimile number: + 61 2 9363 9955

(C)	Attention: The Company Secretary

and

(ii)	in the case of the Lender, as follows:

(A)	Address: First Floor, 160 Pitt Street Mall, Sydney NSW 2000

(B)	Facsimile number: +61 2 9233 1025

(C)	Attention: Ian Bloodworth

If delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been given or made at the commencement of business on the next day on which business is generally carried on in that place.

20	Governing Law and Jurisdiction

This Agreement is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

21	Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

22	Confidential information

The parties must not disclose to any person:

(a)	any Finance Document; or

(b)	any information about any other party,

except:

(c)	in respect of the Lender in connection with a permitted assignment or novation under this Agreement, where the disclosure is made on the basis that the recipient of the information will comply with this clause 22 in the same way that the Lender is required to do;

(d)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Finance Documents;

(e)	to the Reserve Bank of Australia, the Australian Taxation Office or any Government Agency requiring disclosure of the information;

(f)	in connection with the enforcement of its rights under the Finance Documents;

(g)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(h)	if required by law; or

(i)	otherwise with the prior written consent of the other party.

Executed as an agreement in Sydney

The Lender

Executed by Wind Farm Financing Pty Limited ACN 165 836 760 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Wind Farm Financing Pty Limited	) ) )
Signature of director		Signature of director/company secretary

Name (print)		Name (print)

The Borrower

Executed by CBD Energy Limited ACN 010 966 793 in accordance with section 127 of the Corporations Act 2001 (Cth) by: /s/ Gerard P. McGowan	) ) )	/s/ Richard J Pillinger
Signature of director		Signature of company secretary
Gerard P. McGowan		Richard J Pillinger
Name (print)		Name (print)

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